Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (800) 611-8488
Wednesday, May 4, 2011		bob.lougee@usamobility.com
USA Mobility Reports First Quarter Operating Results;
Board Declares Regular Quarterly Dividend
Wireless Subscriber and Revenue Trends Improve;
Software Business Performance on Track;
Operating Expenses Again Reduced
Springfield, VA (May 4, 2011) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced operating results for the first quarter ended March 31, 2011. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per share, payable on June 24, 2011 to stockholders of record on May 20, 2011.
Total revenue for the first quarter was $57.3 million, including $52.5 million from the Company’s wireless business (USA Mobility Wireless) and $4.8 million from its software business (Amcom Software), which the Company acquired on March 3, 2011. Software maintenance revenue was reduced by $0.9 million for purchase accounting adjustments. First quarter revenue from the wireless business was $52.5 million, compared to $54.6 million in the fourth quarter and $62.8 million in the first quarter of 2010. Reported results for the software business include only the 29-day period from March 3, 2011 to March 31, 2011. On a pro forma basis, reflecting Amcom results for the full quarter and excluding purchase accounting adjustments, total revenue was $65.6 million.
First quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $17.9 million, including $17.0 million from wireless and $0.9 million from software. First quarter EBITDA from wireless was $17.0 million, compared to $16.9 million in the prior quarter and $22.0 million in the year-earlier quarter. On a pro forma basis, excluding purchase accounting adjustments and one-time acquisition related expenses, first quarter EBITDA was $21.7 million or 33.0 percent of revenue.
Net income for the first quarter reflected 29 days of the software business as well as the maintenance revenue purchase accounting adjustment. Also, operating expenses (excluding depreciation, amortization and accretion)

reflected $2.9 million in one-time acquisition related expenses, and depreciation, amortization and accretion increased $0.5 million due primarily to acquired intangible assets. Additionally, the acquisition resulted in a $32.4 million reduction in the deferred income tax asset valuation allowance and a corresponding reduction in income tax expense. The result was net income for the first quarter of $40.7 million, or $1.82 per fully diluted share, compared to $8.9 million, or $0.39 per fully diluted share, in the year-earlier quarter. Excluding the purchase accounting adjustment to software maintenance revenue, the one-time acquisition related expenses and the reduction in the deferred income tax asset valuation allowance, net income for the first quarter would have been $10.9 million, or $0.49 per fully diluted share
First quarter results included:
Wireless
•	Net unit losses improved to 61,000 in the first quarter, compared to 83,000 in the first quarter of 2010, and the quarterly rate of unit erosion improved to 3.2 percent from 3.8 percent in the year-earlier quarter. The annual rate of subscriber erosion was 12.9 percent in the first quarter, compared to 19.5 percent in the year-ago quarter, and was the lowest annual unit loss rate in more than six years. Units in service at March 31, 2011 totaled 1,828,000, compared to 2,099,000 a year earlier.
•	The quarterly rate of revenue erosion improved to 3.9 percent from 4.0 percent in the first quarter of 2010, while the annual rate of revenue erosion was 16.3 percent in the first quarter, compared to 21.2 percent in the year-earlier quarter, reaching its lowest level in two years.
•	Total ARPU (average revenue per unit) was $8.72 in the first quarter, compared to $8.74 in the fourth quarter and $9.00 in the first quarter of 2010.
Software
•	Pro forma bookings for the quarter ended March 31, 2011 were $13.7 million and the backlog was $19.3 million at March 31, 2011.
•	Revenue from the software business totaled $4.8 million in the period from March 3, 2011 to March 31, 2011, of which $0.9 million was maintenance revenue and $3.9 million was operations revenue (which includes software, professional services and equipment sales). Pro forma revenue, excluding purchase accounting adjustments of $0.9 million, was $5.7 million for the 29-day period.
•	The pro forma renewal rate for maintenance in the first quarter was 99.5 percent.

Total Company
•	Operating expenses (excluding depreciation, amortization and accretion) totaled $39.5 million in the first quarter, with $35.6 million for wireless (which included $2.9 million of acquisition related expenses) and $3.9 million for software.
•	EBITDA margin (or EBITDA as a percentage of revenue) was 31.2 percent. EBITDA margin for wireless was 32.3 percent, compared to 30.9 percent in the fourth quarter and 35.0 percent in the year-earlier quarter.
•	Capital expenses were $1.5 million, compared to $1.7 million in the first quarter of 2010.
•	The Company’s cash balance at March 31, 2011 was $23.4 million.
•	The outstanding debt balance was $51.9 million at an interest rate of 5.25 percent.
Vincent D. Kelly, president and chief executive officer, said: “Consistent with financial guidance we provided earlier this year, USA Mobility continued to make excellent progress during the first quarter, meeting or exceeding key performance goals for both our wireless and software businesses. We were particularly pleased to see solid results from our recently acquired Amcom Software subsidiary, as well as continued improvement in the pace of subscriber and revenue erosion in our wireless business. At the same time, we continued to reduce expenses, maintain strong operating margins, and generate sufficient cash flow to again return capital to stockholders in the form of dividend distributions.”
Kelly said the Company continued to focus sales and marketing efforts in its wireless business during the quarter around its core market segments of Healthcare, Government and Large Enterprise. “These core segments represented approximately 88.9 percent of our direct subscriber base and 83.8 percent of our direct paging revenue at the end of the first quarter, compared to 86.8 percent and 81.5 percent, respectively, a year earlier. Healthcare continued to be our best performing market segment with the highest rate of gross placements and lowest rate of net unit loss as healthcare providers continue to benefit from the reliability of paging for their most critical messaging needs.”
Commenting on the software business, Kelly said: “Our integration of Amcom is on track and going exceptionally well. To date we have initiated training programs for both sales teams to share leads and cross sell products and services into our key market segments, especially Healthcare. Additionally, we have received very positive feedback from our healthcare customer base with respect to the merger and its impact on our future. Moving forward we expect to leverage additional operational capabilities from each business, including customer relationships, technical know-how, and back-office support. Despite the distraction of the acquisition in the first quarter,” Kelly noted, “our software business generated strong bookings and has a $19.3 million backlog going into the second quarter.”
Shawn E. Endsley, chief financial officer, said the Company continued to reduce operating expenses in the first quarter. “Recurring operating expenses (excluding depreciation, amortization and accretion) for wireless decreased

20.0 percent from the year-earlier quarter,” Endsley noted, “exceeding the rate of wireless revenue decline. At the same time, ARPU remained strong and capital expenses declined. With respect to Amcom,” Endsley added, “the addition of software operations required a review of the recovery of our deferred income tax assets. The expected additional taxable income from Amcom allowed for a reduction in the deferred income tax asset valuation allowance and income tax expense of $32.4 million. Including software operations from March 3, 2011, the combined businesses generated operating cash flow of $12.7 million in the quarter.”
Regarding financial guidance for 2011, Endsley said the Company is reiterating its prior guidance for the full year for the wireless company as well as its full year pro-forma guidance for the software company. Additionally, the software company guidance for financial reporting purposes has been broken out separately in the schedules attached to this press release and has been adjusted to reflect: (1) results for the partial year (March 3 to December 31); and (2) purchase accounting adjustments for deferred revenue. As such, Endsley said the Company expects total revenues for 2011 to range from $224 million to $240 million, with wireless between $182 million and $192 million and software between $42 million and $48 million; operating expenses (excluding depreciation, amortization and accretion) to range from $167 million to $176 million, with wireless between $132 million and $136 million and software between $35 million and $40 million; and capital expenses to range from $6 million to $9 million, with wireless between $5 million and $7 million and software between $1 million and $2 million.
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its first quarter results at 10:00 a.m. Eastern Time on Thursday, May 5, 2011. Dial-in numbers for the call are 719-325-2488 or 888-857-6929. The pass code for the call is 2032739. A replay of the call will be available from 2:00 p.m. ET on May 5 until 11:59 p.m. on Thursday, May 19. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 2032739.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. In addition, through its Amcom Software subsidiary, it provides mission critical unified communications solutions for contact centers, emergency management, mobile event notification and messaging. USA Mobility also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com and www.amcomsoftware.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
FINANCIAL GUIDANCE

	(In millions)
	Full Year			Adjusted
	Guidance Range (a)			Guidance Range (b)
	From	To		From	To
Revenues
Wireless	$182.0	$192.0		$182.0	$192.0
Software	57.0	63.0	(c)	42.0	48.0

Combined	$239.0	$255.0		$224.0	$240.0

Operating Expenses (d)
Wireless	$136.0	$132.0		$136.0	$132.0
Software	47.0	43.0		40.0	35.0

Combined	$183.0	$175.0		$176.0	$167.0

Capital Expenses
Wireless	$7.0	$5.0		$7.0	$5.0
Software	2.0	1.0		2.0	1.0

Combined	$9.0	$6.0		$9.0	$6.0

(a)	The full year guidance assumes that the Amcom Software, Inc. (“Software”) acquisition had occurred as of January 1, 2011.

(b)	The adjusted guidance for 2011 reflects Software’s results from March 3, 2011, the date of acquisition, and reflects the fair value adjustment to maintenance revenues as required by generally accepted accounting principles.

(c)	Software revenues do NOT reflect any fair value adjustment to maintenance revenue as a result of purchase accounting.

(d)	Operating expenses exclude depreciation, amortization and accretion.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a), (b)
(In thousands, except share and per share amounts)

	Wireless	Software
	For three months	For the period
	ended March 31,	March 3, 2011 to
	2011	March 31, 2011	Total
Revenue:
Paging service	$48,628	$—	$48,628
Cellular	684	—	684
Product sales	2,344	4,799	7,143
Other	880	—	880

Total revenue	52,536	4,799	57,335

Operating expenses:
Cost of products sold	663	1,762	2,425
Service, rental and maintenance	15,816	646	16,462
Selling and marketing	3,833	1,088	4,921
General and administrative	15,240	387	15,627
Severance and restructuring	33	—	33
Depreciation, amortization and accretion	4,032	508	4,540

Total operating expenses	39,617	4,391	44,008

% of total revenue	75.4%	91.5%	76.8%

Operating income	12,919	408	13,327

% of total revenue	24.6%	8.5%	23.2%

Interest expense, net	(247)	(9)	(256)
Other income (expense), net	205	(2)	203

Income before income tax (benefit)	12,877	397	13,274
Income tax (benefit) expense	(27,583)	206	(27,377)

Net income	$40,460	$191	$40,651

Basic net income per common share			$1.84

Diluted net income per common share			$1.82

Basic weighted average common shares outstanding			22,063,393

Diluted weighted average common shares outstanding			22,333,399

Reconciliation of operating income to EBITDA (c):
Operating income	$12,919	$408	$13,327
Add back: depreciation, amortization and accretion	4,032	508	4,540

EBITDA	16,951	916	17,867

% of total revenue	32.3%	19.1%	31.2%

(a)	Includes consolidated results of operations of USA Mobility Wireless, Inc. (“Wireless”) and Software.

(b)	Slight variations in totals are due to rounding.

(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	3/31/11	12/31/10
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,383	$129,220
Accounts receivable, net	21,134	13,419
Prepaid expenses and other	4,412	2,638
Inventory, net	2,432	160
Tax receivables	8,050	5,004
Escrow receivables	7,500	—
Deferred income tax assets, net	7,907	3,915

Total current assets	74,818	154,356
Tax receivables	191	191
Property and equipment, net	26,248	27,135
Goodwill	131,172	—
Other intangible assets, net	43,477	511
Deferred income tax assets, net	55,046	47,390
Escrow receivables	7,500	—
Deferred financing costs, net	1,294	—
Other assets	1,150	1,075

Total assets	$340,896	$230,658

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$12,500	$—
Consideration payable	7,500	—
Accounts payable and accrued liabilities	18,321	17,527
Accrued compensation and benefits	8,600	9,968
Customer deposits	3,266	718
Deferred revenue	10,493	6,268

Total current liabilities	60,680	34,481
Long-term debt, net of current portion	39,447	—
Consideration payable	7,500	—
Deferred revenue	487	—
Other long-term liabilities	12,657	11,787

Total liabilities	120,771	46,268

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	130,355	129,696
Retained earnings	89,768	54,692

Total stockholders’ equity	220,125	184,390

Total liabilities and stockholders’ equity	$340,896	$230,658

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/11	3/31/10
Cash flows from operating activities:
Net income	$40,651	$8,885
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, amortization and accretion	4,540	7,304
Amortization of deferred financing costs	45	—
Deferred income tax expense	(27,929)	5,777
Amortization of stock based compensation	225	263
Provisions for doubtful accounts, service credits and other	700	1,225
Settlement of non-cash transaction taxes	(119)	(350)
(Loss)/Gain on disposals of property and equipment	(13)	59
Changes in assets and liabilities:
Accounts receivable	(49)	472
Prepaid expenses, intangibles and other assets	(154)	(31)
Accounts payable and accrued liabilities	(5,047)	(5,273)
Customer deposits	(797)	(51)
Deferred revenue	636	(387)

Net cash provided by operating activities	12,689	17,893

Cash flows from investing activities:
Purchases of property and equipment	(1,494)	(1,725)
Proceeds from disposals of property and equipment	11	38
Acquisitions, net of cash acquired	(134,217)	—

Net cash used in investing activities	(135,700)	(1,687)

Cash flows from financing activities:
Issuance of debt	24,044	—
Deferred financing costs	(1,339)	—
Cash dividends to stockholders	(5,531)	(5,619)
Purchase of common stock	—	(4,623)

Net cash provided (used) in financing activities	17,174	(10,242)

Net (decrease) increase in cash and cash equivalents	(105,837)	5,964
Cash and cash equivalents, beginning of period	129,220	109,591

Cash and cash equivalents, end of period	$23,383	$115,555

Supplemental disclosure:
Interest paid	$263	$1

Income taxes paid (state and local)	$—	$—

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)
(Unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Revenues:
Paging service	$48,628	$50,319	$52,778	$54,875	$57,832
Cellular	684	499	532	624	708
Product sales	2,344	2,784	2,805	2,732	3,358
Other	880	1,046	595	881	886

Total revenues	52,536	54,648	56,710	59,112	62,784

Operating expenses:
Cost of products sold	663	1,051	819	1,134	1,209
Service, rental and maintenance	15,816	16,221	16,821	17,175	18,941
Selling and marketing	3,833	3,915	4,060	4,394	4,557
General and administrative	15,240	14,829	12,907	15,924	15,812
Severance and restructuring	33	1,738	86	41	314
Depreciation, amortization and accretion	4,032	4,226	5,899	6,698	7,304

Total operating expenses	39,617	41,980	40,592	45,366	48,137

% of total revenues	75.4%	76.8%	71.6%	76.7%	76.7%

Operating income	12,919	12,668	16,118	13,746	14,647

% of total revenues	24.6%	23.2%	28.4%	23.3%	23.3%

Interest (expense) income, net	(247)	3	6	4	3
Other income, net	205	227	2,320	180	78

Income before income tax (benefit) expense	12,877	12,898	18,444	13,930	14,728
Income tax (benefit) expense	(27,583)	(27,642)	3,060	841	5,843

Net income	$40,460	$40,540	$15,384	$13,089	$8,885

Basic net income per common share	$1.84	$1.84	$0.70	$0.59	$0.39

Diluted net income per common share	$1.82	$1.82	$0.69	$0.58	$0.39

Basic weighted average common shares outstanding	22,063,393	22,050,512	22,060,636	22,307,488	22,654,240

Diluted weighted average common shares outstanding	22,333,399	22,323,551	22,372,786	22,620,707	22,967,192

Reconciliation of operating income to EBITDA (b):
Operating income	$12,919	$12,668	$16,118	$13,746	$14,647
Add back: depreciation, amortization and accretion	4,032	4,226	5,899	6,698	7,304

EBITDA	$16,951	$16,894	$22,017	$20,444	$21,951

% of total revenues	32.3%	30.9%	38.8%	34.6%	35.0%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC. (WIRELESS)
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
Units in service	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Beginning units in service
Direct one-way	1,645	1,692	1,749	1,804	1,881
Direct two-way	106	109	121	126	133

Total direct	1,751	1,801	1,870	1,930	2,014

Indirect one-way	68	75	82	90	101
Indirect two-way	70	74	75	79	67

Total indirect	138	149	157	169	168

Total beginning units in service	1,889	1,950	2,027	2,099	2,182

Gross placements
Direct one-way	46	45	58	62	53
Direct two-way	4	6	4	6	5

Total direct	50	51	62	68	58

Indirect one-way	2	2	3	3	3
Indirect two-way	0	1	1	1	15

Total indirect	2	3	4	4	18

Total gross placements	52	54	66	72	76

Gross disconnects
Direct one-way	(94)	(92)	(115)	(117)	(130)
Direct two-way	(8)	(9)	(16)	(11)	(12)

Total direct	(102)	(101)	(131)	(128)	(142)

Indirect one-way	8	(9)	(10)	(11)	(14)
Indirect two-way	(19)	(5)	(2)	(5)	(3)

Total indirect	(11)	(14)	(12)	(16)	(17)

Total gross disconnects	(113)	(115)	(143)	(144)	(159)

Net gain / (loss)
Direct one-way	(48)	(47)	(57)	(55)	(77)
Direct two-way	(4)	(3)	(12)	(5)	(7)

Total direct	(52)	(50)	(69)	(60)	(84)

Indirect one-way	10	(7)	(7)	(8)	(11)
Indirect two-way	(19)	(4)	(1)	(4)	12

Total indirect	(9)	(11)	(8)	(12)	1

Total net change	(61)	(61)	(77)	(72)	(83)

Ending units in service
Direct one-way	1,597	1,645	1,692	1,749	1,804
Direct two-way	102	106	109	121	126

Total direct	1,699	1,751	1,801	1,870	1,930

Indirect one-way	78	68	75	82	90
Indirect two-way	51	70	74	75	79

Total indirect	129	138	149	157	169

Total ending units in service	1,828	1,889	1,950	2,027	2,099

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
ARPU
Direct one-way	$8.05	$8.05	$8.07	$8.05	$8.16
Direct two-way	22.23	22.57	23.11	23.55	23.61

Total direct	8.89	8.92	9.01	9.06	9.17

Indirect one-way	8.44	9.13	9.60	8.87	8.78
Indirect two-way	4.31	3.98	4.09	4.25	4.84

Total indirect	6.49	6.48	6.86	6.65	7.04

Total one-way	8.07	8.09	8.14	8.09	8.19
Total two-way	15.41	14.96	15.54	16.06	16.76

Total paging ARPU	$8.72	$8.74	$8.85	$8.87	$9.00

Gross disconnect rate (b)
Direct one-way	-5.7%	-5.5%	-6.6%	-6.5%	-6.9%
Direct two-way	-7.5%	-8.5%	-13.0%	-8.5%	-9.1%

Total direct	-5.8%	-5.7%	-7.0%	-6.6%	-7.1%

Indirect one-way	11.9%	-12.1%	-12.5%	-12.8%	-13.7%
Indirect two-way	-26.4%	-5.8%	-2.6%	-6.8%	-4.9%

Total indirect	-8.1%	-8.9%	-7.7%	-9.9%	-10.1%

Total one-way	-5.0%	-5.7%	-6.8%	-6.8%	-7.3%
Total two-way	-15.2%	-7.4%	-9.0%	-7.9%	-7.7%

Total paging gross disconnect rate	-6.0%	-5.9%	-7.0%	-6.9%	-7.3%

Net gain / loss rate (c)
Direct one-way	-2.9%	-2.7%	-3.2%	-3.1%	-4.1%
Direct two-way	-3.6%	-4.6%	-9.5%	-4.2%	-5.0%

Total direct	-3.0%	-2.8%	-3.6%	-3.1%	-4.2%

Indirect one-way	14.6%	-9.8%	-9.2%	-9.8%	-10.5%
Indirect two-way	-25.8%	-4.6%	-0.9%	-4.7%	17.1%

Total indirect	-6.6%	-7.2%	-5.1%	-7.4%	0.7%

Total one-way	-2.2%	-3.0%	-3.5%	-3.4%	-4.4%
Total two-way	-12.7%	-4.6%	-6.1%	-4.4%	2.5%

Total paging net (loss) gain rate	-3.2%	-3.2%	-3.8%	-3.5%	-3.8%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC. (WIRELESS)
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Gross placement rate (b)
Healthcare	3.3%	3.4%	3.9%	4.4%	3.5%
Government	1.9%	1.5%	3.1%	1.9%	1.8%
Large enterprise	2.3%	2.2%	1.9%	2.6%	2.1%
Other	2.5%	2.3%	2.5%	2.0%	2.4%

Total direct	2.9%	2.8%	3.4%	3.5%	2.9%
Total indirect	1.6%	1.7%	2.6%	2.5%	10.9%

Total	2.8%	2.7%	3.3%	3.4%	3.5%

Gross disconnect rate (b)
Healthcare	-4.7%	-4.4%	-5.7%	-5.2%	-4.9%
Government	-7.6%	-7.3%	-8.3%	-8.3%	-9.1%
Large enterprise	-6.2%	-7.0%	-9.7%	-8.3%	-10.3%
Other	-9.2%	-8.6%	-9.3%	-9.6%	-11.0%

Total direct	-5.8%	-5.7%	-7.0%	-6.6%	-7.1%
Total indirect	-8.1%	-8.9%	-7.7%	-9.9%	-10.1%

Total	-6.0%	-5.9%	-7.0%	-6.9%	-7.3%

Net loss rate (b)
Healthcare	-1.4%	-1.1%	-1.8%	-0.8%	-1.4%
Government	-5.7%	-5.9%	-5.2%	-6.4%	-7.4%
Large enterprise	-3.9%	-4.8%	-7.8%	-5.7%	-8.1%
Other	-6.8%	-6.3%	-6.8%	-7.6%	-8.6%

Total direct	-3.0%	-2.8%	-3.6%	-3.1%	-4.2%
Total indirect	-6.6%	-7.2%	-5.1%	-7.4%	0.7%

Total	-3.2%	-3.2%	-3.8%	-3.5%	-3.8%

End of period units in service % of total (b)
Healthcare	59.5%	58.3%	57.1%	56.1%	54.5%
Government	13.1%	13.5%	13.9%	14.1%	14.4%
Large enterprise	10.0%	10.1%	10.2%	10.7%	10.9%
Other	10.3%	10.8%	11.2%	11.4%	12.1%

Total direct	92.9%	92.7%	92.4%	92.3%	91.9%
Total indirect	7.1%	7.3%	7.6%	7.7%	8.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net (loss) gain rates.

USA MOBILITY, INC. (WIRELESS)
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Account size ending units in service (000’s)
1 to 3 units	79	84	88	95	101
4 to 10 units	48	52	54	58	62
11 to 50 units	114	123	130	140	149
51 to 100 units	72	76	79	86	92
101 to 1,000 units	424	436	456	483	499
>1,000 units	962	980	994	1,008	1,027

Total	1,699	1,751	1,801	1,870	1,930

End of period units in service % of total direct
1 to 3 units	4.7%	4.8%	4.9%	5.1%	5.2%
4 to 10 units	2.8%	2.9%	3.0%	3.1%	3.2%
11 to 50 units	6.7%	7.0%	7.2%	7.5%	7.7%
51 to 100 units	4.2%	4.4%	4.4%	4.6%	4.8%
101 to 1,000 units	25.0%	24.9%	25.3%	25.8%	25.9%
>1,000 units	56.6%	56.0%	55.2%	53.9%	53.2%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-6.2%	-4.8%	-7.0%	-5.8%	-7.6%
4 to 10 units	-6.2%	-5.0%	-7.5%	-6.0%	-5.3%
11 to 50 units	-7.7%	-5.1%	-7.3%	-6.1%	-5.8%
51 to 100 units	-5.7%	-4.2%	-7.9%	-6.5%	-4.4%
101 to 1,000 units	-2.7%	-4.2%	-5.6%	-3.3%	-3.7%
>1,000 units	-1.8%	-1.5%	-1.3%	-1.9%	-3.7%

Total	-3.0%	-2.8%	-3.6%	-3.1%	-4.2%

Account size ARPU
1 to 3 units	$15.57	$15.57	$15.48	$15.37	$15.28
4 to 10 units	14.53	14.56	14.51	14.35	14.37
11 to 50 units	12.19	12.26	12.18	12.01	11.86
51 to 100 units	10.59	10.72	10.69	10.76	10.67
101 to 1,000 units	9.00	9.00	8.82	8.93	9.00
>1,000 units	7.47	7.43	7.64	7.63	7.80

Total	$8.89	$8.92	$9.01	$9.06	$9.17

Cellular revenue
Number of activations	2,191	1,990	1,885	1,885	2,354

Revenue from cellular services (000’s)	$684	$499	$532	$624	$708

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Cost of products sold	$663	$1,051	$819	$1,134	$1,209

Service, rental and maintenance
Site rent	6,881	7,629	8,042	8,283	9,079
Telecommunications	3,099	3,066	3,341	3,467	3,831
Payroll and related	4,293	4,319	4,199	4,444	4,586
Stock based compensation	5	6	5	7	6
Other	1,538	1,201	1,234	974	1,439

Total service, rental and maintenance	15,816	16,221	16,821	17,175	18,941

Selling and marketing
Payroll and related	2,494	2,627	2,659	2,814	2,964
Commissions	1,002	1,007	1,163	1,367	1,164
Stock based compensation	17	17	17	22	17
Other	320	264	221	191	412

Total selling and marketing	3,833	3,915	4,060	4,394	4,557

General and administrative
Payroll and related	5,677	6,118	5,719	6,621	6,912
Stock based compensation	203	223	15	242	240
Bad debt	393	547	571	594	713
Facility rent	726	856	992	1,326	1,354
Telecommunications	443	480	518	603	657
Outside services	5,186	2,385	2,463	3,185	3,267
Taxes, licenses and permits	1,332	1,097	1,276	1,836	1,591
Other	1,280	3,123	1,353	1,517	1,078

Total general and administrative	15,240	14,829	12,907	15,924	15,812

Severance and restructuring	33	1,738	86	41	314
Depreciation, amortization and accretion	4,032	4,226	5,899	6,698	7,304

Operating expenses	$39,617	$41,980	$40,592	$45,366	$48,137

Capital expenditures	$1,494	$4,720	$1,730	$563	$1,725

(a)	Slight variations in totals are due to rounding.